Westwood Holdings Group Reports Fourth Quarter and Full Year 2025 Results
Our expanded ETF platform now exceeds $200 million in AUM
Successful year-end close of WES II with over $300 million in commitments
Managed Investment Solutions team secured its first institutional client

Dallas, TX, February 13, 2026 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter and fiscal year 2025 earnings. Significant items include:
▪Investment strategies beating their primary benchmarks in the fourth quarter included Enhanced Balanced, Total Return, Income Opportunity, Multi-Asset Income, Alternative Income, MLP & Energy Infrastructure, Westwood Salient Enhanced Midstream Income ETF and Westwood Salient Enhanced Energy Income ETF.
▪Income Opportunity posted a top quartile ranking vs. peers and Total Return posted a top decile ranking in the quarter.
▪Quarterly revenues totaled $27.1 million versus the third quarter's $24.3 million and $25.6 million a year ago. Income of $1.9 million compared with $3.7 million in the third quarter and $2.1 million in the fourth quarter of 2024.
▪Non-GAAP Economic Earnings of $3.3 million for the quarter compared with $5.7 million in the third quarter and $3.4 million in the fourth quarter of 2024.
▪Westwood held $44.1 million in cash and liquid investments at December 31, 2025, up $4.5 million from September 30, 2025. Westwood's stockholders' equity totaled $125.6 million as of December 31, 2025 and we continue to have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on April 1, 2026 to stockholders of record on March 3, 2026.
Brian Casey, Westwood’s CEO, commented, "We strengthened our competitive position throughout last year, expanding our ETF platform with the launch of YLDW, our Enhanced Income Opportunity ETF, and we now have more than $200 million in ETF assets. We closed our second flagship energy secondaries fund and two co-investment funds with over $300 million in capital commitments, well above our initial target, and our Managed Investment Solutions business scored its first institutional client win. These achievements underscore our team’s disciplined execution abilities and our commitment to deliver innovative, high‑quality investment solutions for our clients. As we begin this new year, we are well‑positioned to build on these new initiatives."
Revenues increased from the third quarter due to significant investor interest in our exchange-traded funds ("ETFs") and private energy secondaries funds, along with higher performance fees. Revenues increased from 2024's fourth quarter primarily due to higher average assets under management ("AUM") and higher revenues from our ETFs and private energy secondaries funds, partially offset by lower performance fees.
Firmwide assets under management and advisement totaled $17.4 billion, consisting of $16.5 billion in AUM and assets under advisement ("AUA") of $0.9 billion.

Fourth quarter income of $1.9 million compared to $3.7 million in the third quarter due to higher performance-related incentive compensation in the fourth quarter and unrealized appreciation on strategic private investments in the third quarter, offset by higher revenues. Diluted EPS of $0.21 compared to $0.41 per share for the third quarter. Non-GAAP Economic Earnings were $3.3 million, or $0.36 per share, compared to the third quarter's $5.7 million, or $0.64 per share.
Fourth quarter income of $1.9 million compared to last year's fourth quarter of $2.1 million as a result of higher revenues and the impact in 2024 of changes in the fair value of contingent consideration, offset by higher performance-related incentive compensation expenses and additional professional service costs. Diluted EPS of $0.21 compared with $0.24 per share for 2024's fourth quarter. Non-GAAP Economic Earnings of $3.3 million, or $0.36 per share, compared to $3.4 million, or $0.39 per share, in the fourth quarter of 2024.
2025 income of $7.1 million compared to $2.2 million in 2024 on higher revenues, unrealized appreciation on strategic private investments, and the impact in 2024 of changes in the fair value of contingent consideration, offset by higher professional service and information technology costs. Diluted EPS was $0.79 per share compared with $0.26 per share for 2024. Economic EPS of $1.61 compared with $0.82 in 2024.
Economic Earnings and Economic EPS are non-GAAP performance measures that are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss fourth quarter and fiscal year 2025 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register-conf.media-server.com/register/BI07b829e2b37f4ae6966af1ad4c72fd74
After registering, you will be provided with a dial-in number containing a personalized PIN.
To view the webcast, please register here:
https://edge.media-server.com/mmc/p/qe4gtv6e
Once registered, an email will be sent with important details for this conference call, as well as a unique Registrant ID.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group (NYSE: WHG) is a boutique asset management firm that offers a diverse array of actively-managed and outcome-oriented investment strategies, along with white-glove trust and wealth services, to institutional, intermediary and private wealth clients. For over 40 years, Westwood’s client-first approach has fostered strong, long-term client relationships due to our unwavering commitment to delivering bespoke investment strategies with a vehicle-optimized approach, exceptional counsel and unparalleled client service. Our flexible and agile approach to investing allows us to adapt to constantly changing markets, while continually seeking innovative strategies that meet our investors’ short and long-term needs.
Our team at Westwood comes from varied backgrounds and life experiences, which reflects our origins as a woman-founded firm. We are committed to incorporating diverse insights and knowledge into all aspects of our services and solutions. Our culture and approach to our business reflect our core values - integrity, reliability, responsiveness, adaptability, teamwork and driving results - and underpin our constant pursuit of excellence.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM and AUA; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2024 and its quarterly report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
SOURCE: Westwood Holdings Group, Inc.
(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
REVENUES:
Advisory fees:
Asset-based	$20,149	$18,887	$18,025
Performance-based	874	—	1,393
Trust fees	5,646	5,416	5,635
Trust performance-based	260	—	482
Other, net	172	(14)	47
Total revenues	27,101	24,289	25,582
EXPENSES:
Employee compensation and benefits	15,427	13,286	14,090
Sales and marketing	694	633	641
Westwood funds	1,303	1,101	880
Information technology	2,630	2,893	2,450
Professional services	2,225	1,593	717
General and administrative	2,658	2,774	3,044
Loss from change in fair value of contingent consideration	—	—	1,199
Total expenses	24,937	22,280	23,021
Net operating income	2,164	2,009	2,561
Net change in unrealized appreciation (depreciation) on private investments	—	1,932	—
Net investment income	470	459	593
Other income	291	292	219
Income before income taxes	2,925	4,692	3,373
Provision for income taxes	1,085	963	1,274
Net income	$1,840	$3,729	$2,099
Less: income (loss) attributable to noncontrolling interest	(23)	30	43
Income attributable to Westwood Holdings Group, Inc.	$1,863	$3,699	$2,056
Earnings per share:
Basic	$0.22	$0.44	$0.25
Diluted	$0.21	$0.41	$0.24
Weighted average shares outstanding:
Basic	8,418,874	8,418,174	8,271,614
Diluted	9,003,337	8,941,347	8,756,976
Economic Earnings	$3,276	$5,714	$3,377
Economic EPS	$0.36	$0.64	$0.39
Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2025	2024
REVENUES:
Advisory fees:
Asset-based	$74,722	$69,755
Performance-based	874	1,393
Trust fees	21,560	21,422
Trust performance-based	260	482
Other, net	346	1,669
Total revenues	97,762	94,721
EXPENSES:
Employee compensation and benefits	56,686	56,011
Sales and marketing	2,744	2,668
Westwood funds	4,258	3,254
Information technology	10,894	9,662
Professional services	6,917	5,468
General and administrative	11,290	11,947
Loss from change in fair value of contingent consideration	—	4,881
Total expenses	92,789	93,891
Net operating income	4,973	830
Net change in unrealized appreciation (depreciation) on private investments	1,932	—
Net investment income	1,655	2,183
Other income	1,117	1,002
Income before income taxes	9,677	4,015
Income tax provision	2,600	1,804
Net income	$7,077	$2,211
Less: income (loss) attributable to noncontrolling interest	19	(4)
Income attributable to Westwood Holdings Group, Inc.	$7,058	$2,215
Earnings per share:
Basic	$0.84	$0.27
Diluted	$0.79	$0.26
Weighted average shares outstanding:
Basic	8,374,352	8,163,465
Diluted	8,885,580	8,515,779
Economic Earnings	$14,296	$6,965
Economic EPS	$1.61	$0.82
Dividends declared per share	$0.60	$0.60

WESTWOOD HOLDINGS GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$26,249	$18,847
Accounts receivable	16,751	14,453
Investments at fair value (amortized cost of $19,923 and $26,788)	21,433	27,694
Investments under measurement alternative	15,697	10,747
Equity method investments	4,303	4,250
Income taxes receivable	—	295
Other assets	8,453	6,780
Goodwill	39,501	39,501
Deferred income taxes	2,452	2,244
Operating lease right-of-use assets	9,676	2,559
Intangible assets, net	18,199	21,668
Property and equipment, net of accumulated depreciation of $8,952 and $8,424	536	951
Total assets	$163,250	$149,989
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$7,584	$6,413
Dividends payable	2,701	2,466
Compensation and benefits payable	13,626	10,924
Operating lease liabilities	10,171	3,197
Income taxes payable	1,493	—
Contingent consideration	—	4,657
Total liabilities	35,575	27,657
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 12,337,758 and 12,137,080, respectively and outstanding 9,394,066 and 9,234,575, respectively	124	122
Additional paid-in capital	206,120	202,239
Treasury stock, at cost – 2,983,692 and 2,902,505 shares, respectively	(89,612)	(88,277)
Retained earnings	8,983	6,207
Total Westwood Holdings Group, Inc. stockholders' equity	125,615	120,291
Noncontrolling interest in consolidated subsidiary	2,060	2,041
Total equity	127,675	122,332
Total liabilities and stockholders’ equity	$163,250	$149,989

WESTWOOD HOLDINGS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$7,077	$2,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	501	602
Amortization of intangible assets	3,945	4,148
Net change in unrealized (appreciation) depreciation on investments	(1,999)	(790)
Stock-based compensation expense	5,148	5,537
Deferred income taxes	(208)	(1,518)
Non-cash lease expense	1,015	1,115
Fair value change of contingent consideration	—	4,881
Changes in operating assets and liabilities:
Accounts receivable	(2,298)	(59)
Other assets	(1,673)	(1,227)
Accounts payable and accrued liabilities	1,171	283
Compensation and benefits payable	2,702	1,385
Income taxes receivable and payable	1,788	(90)
Other liabilities	(1,148)	(1,402)
Net sales of trading securities	6,390	6,046
Contingent consideration	(4,442)	—
Net cash provided by operating activities	17,969	21,122
Cash flows from investing activities:
Purchases of investments	(3,131)	(3,500)
Purchases of property and equipment	(86)	(109)
Additions to internally developed software	(449)	(1,004)
Net cash used in investing activities	(3,666)	(4,613)
Cash flows from financing activities:
Purchases of treasury stock	—	(1,348)
Restricted stock returned for payment of taxes	(1,335)	(939)
Payment of contingent consideration in acquisition	(201)	(10,357)
Cash dividends	(5,365)	(5,440)
Net cash used in financing activities	(6,901)	(18,084)
Net change in cash and cash equivalents	7,402	(1,575)
Cash and cash equivalents, beginning of period	18,847	20,422
Cash and cash equivalents, end of period	$26,249	$18,847
Supplemental cash flow information:
Cash paid during the period for income taxes	$1,019	$3,431
Right-of-use assets obtained in exchange for operating lease liabilities	$8,133	$—
Accrued dividends	$2,701	$2,466

WESTWOOD HOLDINGS GROUP, INC.
Reconciliation of Income Attributable to Westwood Holdings Group, Inc. to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic earnings and Economic earnings per share. We provide these measures in addition to, not as a substitute for, income attributable to Westwood Holdings Group, Inc. and earnings per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic earnings and Economic earnings per share to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP income attributable to Westwood Holdings Group, Inc. or earnings per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic earnings as income attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic earnings because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic earnings per share represents Economic earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Income attributable to Westwood Holdings Group, Inc.	$1,863	$3,699	$2,056
Stock-based compensation expense	1,223	1,303	1,216
Intangible amortization	802	1,061	1,063
Tax benefit from goodwill amortization	136	136	(97)
Tax impact of adjustments to GAAP income	(748)	(485)	(861)
Economic Earnings	$3,276	$5,714	$3,377
Earnings per share	$0.21	$0.41	$0.23
Stock-based compensation expense	0.14	0.15	0.14
Intangible amortization	0.07	0.11	0.13
Tax benefit from goodwill amortization	0.02	0.02	(0.01)
Tax impact of adjustments to GAAP income	(0.08)	(0.05)	(0.10)
Economic EPS	$0.36	$0.64	$0.39
Diluted weighted average shares	9,003,337	8,941,347	8,756,976

	Year Ended December 31,
	2025	2024
Income attributable to Westwood Holdings Group, Inc.	$7,058	$2,215
Stock-based compensation expense	5,148	5,537
Intangible amortization	3,945	4,148
Tax benefit from goodwill amortization	533	340
Tax impact of adjustments to GAAP income	(2,388)	(5,275)
Economic Earnings	$14,296	$6,965
Earnings per share	$0.79	$0.26
Stock-based compensation expense	0.58	0.65
Intangible amortization	0.45	0.49
Tax benefit from goodwill amortization	0.06	0.04
Tax impact of adjustments to GAAP income	(0.27)	(0.62)
Economic EPS	$1.61	$0.82
Diluted weighted average shares	8,885,580	8,515,779